Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52230) pertaining to the PACCAR Inc Savings Investment Plan of our report dated May 20, 2006, with respect to the financial statements and schedules of the PACCAR Inc Savings Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Seattle, Washington
June 23, 2006	/s/ Ernst & Young LLP